UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2017

NATIONAL COMMERCE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36878	20-8627710
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer ID No.)

813 Shades Creek Parkway, Suite 100

Birmingham, Alabama 35209

(Address of principal executive offices)

Registrant’s telephone number, including area code: (205) 313-8100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                                                                 Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                                                           ☐

Item 7.01.        Regulation FD Disclosure.

On June 6, 2017, National Commerce Corporation (the “Company”) issued a press release announcing the commencement of an underwritten public offering of shares of common stock by the Company. The Company intends to enter into an underwriting agreement with Keefe, Bruyette & Woods, Inc., as representative of the underwriters for the offering, pursuant to which the Company expects to grant an option to the underwriters, exercisable for 30 days after the date of the prospectus supplement, to purchase additional shares of the Company’s common stock. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information provided pursuant hereto shall not be deemed incorporated by reference by any general statement incorporating by reference this Form 8-K into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

Item 9.01.        Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release, dated June 6, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

NATIONAL COMMERCE CORPORATION

June 6, 2017	/s/ William E. Matthews, V
William E. Matthews, V
Vice Chairman and Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit
99.1	Press Release, dated June 6, 2017